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                                                                     Exhibit 1.1

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                            LASALLE HOTEL PROPERTIES

                    (a Maryland real estate investment trust)

        1,000,000 8.375% Series B Cumulative Redeemable Preferred Shares*

                             UNDERWRITING AGREEMENT

Dated: September 23, 2003

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*Plus an option to purchase from LaSalle Hotel Properties up to 100,000 additional shares to cover over-allotments.

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                                TABLE OF CONTENTS

SECTION 1.          Representations and Warranties.............................2

     (a)   Representations and Warranties by the Company and the Operating
           Partnership.........................................................2
           (i)      Compliance with Registration Requirements..................2
           (ii)     Incorporated Documents.....................................3
           (iii)    Independent Accountants....................................4
           (iv)     Financial Statements.......................................4
           (v)      No Material Adverse Change in Business.....................4
           (vi)     Good Standing of the Company...............................5
           (vii)    Good Standing of the Operating Partnership.................5
           (viii)   Good Standing of Subsidiaries..............................5
           (ix)     Capitalization.............................................6
           (x)      Authorization of Units and Preferred Units.................6
           (xi)     Authorization and Description of Securities................6
           (xii)    Authorization of Agreement.................................7
           (xiii)   Absence of Defaults and Conflicts..........................7
           (xiv)    Absence of Labor Dispute...................................7
           (xv)     Absence of Proceedings.....................................8
           (xvi)    Accuracy of Exhibits.......................................8
           (xvii)   REIT Qualification.........................................8
           (xviii)  Investment Company Act.....................................8
           (xix)    Possession of Intellectual Property........................8
           (xx)     Absence of Further Requirements............................9
           (xxi)    Possession of Licenses and Permits.........................9
           (xxii)   Title to Property..........................................9
           (xxiii)  Title Insurance...........................................10
           (xxiv)   Mortgages and Deeds of Trust..............................10
           (xxv)    Real Property.............................................10
           (xxvi)   Transfer Taxes............................................11
           (xxvii)  Tax Returns...............................................11
           (xxviii) Insurance.................................................11
           (xxix)   Internal Accounting Controls..............................11
           (xxx)    Environmental Laws........................................11
           (xxxi)   Registration Statement....................................12
     (b)   Officer's Certificates.............................................12

SECTION 2.          Sale and Delivery to Underwriters; Closing................12

     (a)   Initial Securities.................................................12
     (b)   Option Securities..................................................12
     (c)   Payment............................................................12
     (d)   Denominations; Registration........................................13

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SECTION 3.          Covenants of the Company..................................13

     (a)   Compliance with Securities Regulations and Commission Requests.....13
     (b)   Filing of Amendments...............................................13
     (c)   Delivery of Registration Statements................................14
     (d)   Delivery of Prospectuses...........................................14
     (e)   Continued Compliance with Securities Laws..........................14
     (f)   Blue Sky Qualifications............................................15
     (g)   Rule 158...........................................................15
     (h)   Reporting Requirements.............................................15
     (i)   Use of Proceeds....................................................15
     (j)   REIT Qualification.................................................15
     (k)   No Manipulation of Market for Securities...........................15
     (l)   Rule 462(b) Registration Statement.................................15
     (m)   NYSE Listing.......................................................16
     (n)   Lock-Up Agreement..................................................16
     (n)   Contribution of Net Proceeds.......................................16

SECTION 4.          Payment of Expenses.......................................16

     (a)   Expenses...........................................................16
     (b)   Termination of Agreement...........................................16

SECTION 5.          Conditions of Underwriters' Obligations...................16

     (a)   Effectiveness of Registration Statement............................17
     (b)   Opinion of Counsel for Company.....................................17
     (c)   Opinion of Counsel for Underwriters................................17
     (d)   Officers' Certificate..............................................17
     (e)   Accountant's Comfort Letter........................................18
     (f)   Bring-down Comfort Letter..........................................18
     (h)   NYSE Listing.......................................................18
     (i)   Conditions to Purchase of Option Securities........................18
           (i)      Officers' Certificate.....................................18
           (ii)     Opinion of Counsel for Company............................18
           (iii)    Opinion of Counsel for Underwriters.......................18
           (iv)     Bring-down Comfort Letter.................................18
     (j)   Additional Documents...............................................18
     (k)   Termination of Agreement...........................................19

SECTION 6.          Indemnification...........................................19

     (a)   Indemnification of Underwriters....................................19
     (b)   Indemnification of Company, Trustees and Officers..................20
     (c)   Actions against Parties; Notification..............................20

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SECTION 7.          Contribution..............................................21

SECTION 8.          Representations, Warranties and Agreements to Survive
                    Delivery..................................................22

SECTION 9.          Termination of Agreement..................................22

     (a)   Termination; General...............................................22
     (b)   Liabilities........................................................23

SECTION 10.         Notices...................................................23

SECTION 11.         Parties...................................................23

SECTION 12.         Governing Law and Time....................................23

SECTION 13.         Effect of Headings........................................24

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                            LASALLE HOTEL PROPERTIES

                    (a Maryland real estate investment trust)

             8.375% Series B Cumulative Redeemable Preferred Shares

                           (Par Value $.01 Per Share)

                             UNDERWRITING AGREEMENT

                                                              September 23, 2003
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716


Ladies and Gentlemen:

        LaSalle Hotel Properties, a Maryland real estate investment trust (the "Company"), confirms its agreement with Raymond James & Associates, Inc. (the "Underwriter") with respect to the issue and sale by the Company and the purchase by the Underwriter of 1,000,000 of the Company's 8.375% series B cumulative redeemable preferred shares of beneficial interest (liquidation preference $25 per share), par value $.01 per share (the "Series B Shares"), and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 100,000 additional Series B Shares to cover over-allotments, if any. The aforesaid 1,000,000 Series B Shares (the "Initial Securities") to be purchased by the Underwriter and all or any part of the 100,000 Series B Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-104054, which also constitutes a post-effective amendment to a previous registration statement No. 333-77371) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 ("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Each prospectus used before such registration statement became effective and any prospectus that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the

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form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        The Company will contribute the net proceeds from the sale of the Securities to the Operating Partnership, and in exchange therefor, at the Closing Time (as defined in Section 2(c)) or Date of Delivery (as defined in
Section 2(b)), as applicable, the Operating Partnership will issue to the Company series B preferred units of limited partnership interest in the Operating Partnership having an aggregate liquidation preference equal to the aggregate liquidation preference of such Securities and having terms substantially equivalent to the economic terms of the Securities (the "Series B Units").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

        The term "Subsidiary" means a corporation, partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), or by one or more other Subsidiaries of the Company or the Operating Partnership.

        SECTION 1.      Representations and Warranties.

        (a) Representations and Warranties by the Company and the Operating Partnership Each of the Company and the Operating Partnership represents and warrants to the Underwriter as of the date hereof, as of the Closing Time and as of each Date of Delivery (if any), and agrees with the Underwriter, as follows:

                (i) Compliance with Registration Requirements. The Company and the transactions contemplated by this Agreement meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the

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        Commission, and any request on the part of the Commission for additional information has been complied with.

                At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective, at the date of this Agreement and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No document has been or will be prepared in connection with the offering of the Securities in reliance on Rule 434 of the 1933 Act. The representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

                Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                (iii)   Independent Accountants. The accountants who certified
        the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (iv) Financial Statements. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected historical operating and financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements included in the Registration Statement and Prospectus. In addition, any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise and (C) except for regular monthly dividends on the Company's common shares of beneficial interest, par value $.01 per share, in amounts per share that are consistent with past practice, regular quarterly distributions on the Company's 10-1/4% series A cumulative redeemable preferred shares of beneficial interest (liquidation preference $25 per share), par value $.01 per share, and regular monthly and quarterly distributions on the common units of limited partnership in the Operating Partnership (the "Units") and the series A preferred units of limited partnership in the Operating Partnership (the "Series A Units"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares or any distribution by the Operating Partnership with respect to any of its limited partnership interests.

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                (vi)    Good Standing of the Company. The Company is a real
        estate investment trust duly formed and validly existing and in good standing under the laws of the State of Maryland, with full trust power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified or registered as a foreign real estate investment trust and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (vii) Good Standing of the Operating Partnership. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Operating Partnership Agreement (as defined below) and the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units and Series A Units as disclosed in the Prospectus as of the dates set forth therein, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 29, 1998, as amended by the First Amendment thereto, dated as of March 6, 2002 (the "Operating Partnership Agreement"), is in full force and effect.

                (viii) Good Standing of Subsidiaries. The Operating Partnership is the only Subsidiary that is a "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries of the Company are (A) the Subsidiaries listed on Exhibit 21 to the Company's most recent Annual Report on Form 10-K and (B) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X. Each of the Subsidiaries of the Company or the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership or limited liability company, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of each such Subsidiary has been duly and validly authorized and issued and are fully paid and

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        nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company or the Operating Partnership either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                (ix) Capitalization. If the Prospectus contains a "Capitalization" section, the authorized, issued and outstanding capital shares of the Company are as set forth in the column entitled "Actual" under such section (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such capital shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company.

                (x) Authorization of Units and Preferred Units. All issued and outstanding Units and Series A Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws. The Series B Units have been duly authorized and, when issued and delivered by the Operating Partnership to the Company in exchange for the net proceeds of the offering contemplated by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Series B Units will not be subject to the preemptive or other similar rights of any securityholder or partner of the Operating Partnership.

                (xi) Authorization and Description of Securities. The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. At or prior to the Closing Time, the Company will have executed and filed articles supplementary to the Company's Articles of Amendment and Restatement of Declaration of Trust, dated as of April 24, 1998, as amended and supplemented (the "Declaration of Trust"), with the Maryland State Department of Assessments and Taxation establishing the terms of the Securities (the "Articles Supplementary"). The Securities conform to all statements relating thereto contained in the Prospectus and such statements conform to the rights set forth in the Articles Supplementary. No holder of the Securities will be subject to personal liability by reason of being such a holder. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The form of certificate used to evidence the Securities will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Declaration of Trust and the Amended and Restated Bylaws of the Company (the "Bylaws") and requirements of the New York Stock Exchange.

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                (xii)   Authorization of Agreement. This Agreement and the
        transactions contemplated herein have been duly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership and constitutes a valid and binding obligation of the Company and the Operating Partnership enforceable in accordance with its terms except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof and except as enforcement may be limited by bankruptcy, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

                (xiii) Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any Subsidiary is (A) in violation of its declaration of trust, partnership agreement, charter, by-laws or other governing instrument ("Governing Instruments") or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, "Agreements and Instruments") or
        (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations ("Laws"), except for such violations or defaults of any Agreements and Instruments or Laws that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments or Laws (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Operating Partnership or any Subsidiary or of any Laws except for such violations that would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

                (xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the

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        Company or the Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                (xv) Absence of Proceedings. There is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation, could not reasonably be expected to result in a Material Adverse Effect.

                (xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                (xvii) REIT Qualification. Commencing with its taxable year ended December 31, 1998, the Company has been, and upon the sale of the Securities, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's present and proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Operating Partnership will be taxed as a partnership for federal income tax purposes.

                (xviii) Investment Company Act. None of the Company, the Operating Partnership and any Subsidiary is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xix) Possession of Intellectual Property. The Company, the Operating Partnership and any Subsidiary own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and none of the Company, the Operating Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as has already been obtained or will be obtained under the 1933 Act or as required under state securities laws or the rules of the National Association of Securities Dealers, Inc.

                (xxi) Possession of Licenses and Permits. Each of the Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where failure to possess any such Governmental Licenses would not result in a Material Adverse Effect; the Company, the Operating Partnership and their Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xxii) Title to Property. The Company, the Operating Partnership, the Subsidiaries or any joint ventures in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and marketable title to all real property owned, as applicable, by the Company, the Operating Partnership, the Subsidiaries or the applicable joint ventures, respectively, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, the

        Subsidiaries or the applicable joint ventures. Each of the properties of any of the Company, the Operating Partnership or the Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not have a material adverse effect on the conditions, operations, prospects or earnings of the non-compliant property; and none of the Company, the Operating Partnership and the Subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, the Operating Partnership and the Subsidiaries except in any case where such action or proceeding would not have a material adverse effect on the conditions, operations, prospects or earnings of the property. All of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. Except as described in the Prospectus or as would not result in a Material Adverse Effect, no tenant under any lease to which the Company, the Operating Partnership or any Subsidiary lease any portion of its property is in default under such lease.

                (xxiii) Title Insurance. Title insurance in favor of the Company, the Operating Partnership and the Subsidiaries is maintained with respect to each property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property or (B) the cost of construction of such property (measured at the time of such construction), except where the failure to maintain such title insurance would not have a Material Adverse Effect.

                (xxiv) Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the properties and assets described in the Prospectus
        (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any Subsidiary, nor does any of the Company, the Operating Partnership or the Subsidiaries hold a participating interest therein, (B) except as set forth in the Prospectus are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (C) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.

                (xxv) Real Property. The real property of the Company, the Operating Partnership and their Subsidiaries is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures.

                (xxvi) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                (xxvii) Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Prospectus.

                (xxviii)Insurance. The Company, the Operating Partnership, the Subsidiaries and each of their properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective properties, businesses, employees, officers and directors are in full force and effect.

                (xxix) Internal Accounting Controls. The Company, the Operating Partnership and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and
        (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxx) Environmental Laws. Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, the Operating Partnership and the Subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                (xxxi) Registration Statement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for those that have been effectively waived or are inapplicable to the offering hereby.

        (b) Officer's Certificates. Any certificate signed by any officer of the Company, or any authorized representative of the Operating Partnership or any of their Subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by such person or entity, as the case may be, to the Underwriter as to the matters covered thereby.

        SECTION 2.      Sale and Delivery to Underwriter; Closing.

        (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price per share of $24.4085, the Initial Securities.

        (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 100,000 Series B Shares in the aggregate at the price per share of $24.4085, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

        (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the San Francisco offices of Sidley Austin Brown & Wood LLP, or at such other place as shall be agreed upon by the Underwriter and the Company,

9:00 A.M. (Eastern time) on September 29, 2003, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made on each Date of Delivery as specified in the notice from the Underwriter to the Company.

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter of certificates for the Securities to be purchased by the Underwriter. The Initial Securities and, if any, the Option Securities will be delivered to the Underwriter in book-entry form through the facilities of The Depository Trust Company.

        (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter at the office of The Depository Trust Company not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3. Covenants of the Company. Each of the Company and the Operating Partnership covenants with the Underwriter as follows:

        (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. During the period a Prospectus is required to be delivered under the 1933 Act, the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration

Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including conformed copies of exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. Without limiting the generality of the foregoing, the Company agrees, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Securities, to file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act regulations within the time periods prescribed thereby. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

        (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

        (j) REIT Qualification. The Company will use its best efforts to continue to meet the requirement to qualify as a REIT under the Code for each of its taxable years for so long as the board of trustees deems it in the best interests of the Company's shareholders to remain so qualified.

        (k) No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Underwriter as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (ii) until the Closing Date, or the Date of Delivery, if any, (A) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

        (l) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

        (m) NYSE Listing. The Company will use its best efforts to list the Securities on the New York Stock Exchange.

        (n) Lock-Up Agreement. For a period of 30 days after the date of the Prospectus, the Company will not directly or indirectly, (i) offer, pledge, sell, or contract to sell any Series B Shares, (ii) sell any option or contract to sell any Series B Shares, (iii) purchase any option or contract to sell any Series B Shares of capital stock, (iv) grant any option, right or warrant to purchase any Series B Shares, (v) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Series B Shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, (vi) take any of the foregoing actions with respect to any securities convertible into or exchangeable or exercisable for or repayable with Series B Shares, (vii) file with the Commission a registration statement under the 1933 Act relating to any additional Series B Shares or securities convertible into or exchangeable or exercisable for Series B Shares, or (viii) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of the Underwriter.

        SECTION 4.      Payment of Expenses.

        (a) Expenses. The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation (exclusive of fees and disbursements of counsel for the Underwriter), printing and delivery to the Underwriter of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, (vi) the printing and delivery to the Underwriter of copies of each of the preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities and (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

        (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) or
(iii) (with respect to the first clause only), the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

        SECTION 5. Conditions of Underwriter' Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus shall have been timely filed with the Commission in accordance with Rule 424(b).

        (b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Company and the Operating Partnership to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

        (c) Opinion of Counsel for Underwriters. At Closing Time, the Underwriter shall have received the favorable opinion of Alston & Bird LLP, counsel for the Underwriter, dated the Closing Date, with respect to the Securities, the Registration Statement and the Prospectus, as amended or supplemented, and such other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

        (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or of the most recent financial statements included or incorporated by reference in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership, and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or an Executive Vice President of the Company, on behalf of the Company and as general partner of the Operating Partnership, and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission. In addition, at Closing Time, the Underwriters shall have received a certificate of the chief executive officer and chief financial officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, to the effect as counsel to the Underwriter may reasonably request.

        (e) Accountant's Comfort Letter. At the time of execution of this Agreement, the Underwriters shall have received from KPMG LLP, Ernst & Young LLP and Altschuler, Melvoin and Glasser LLP letters dated such date, substantially in the forms approved by the Underwriter before the execution of this Agreement.

        (f) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm statements made in their letter furnished pursuant to subsection (e) of this Section 5, except that the "specified date" referred to shall be a date not more than three days prior to the Closing Time.

        (g) NYSE Listing. The Securities shall have been approved for listing, and admitted and authorized for trading, on the New York Stock Exchange, subject to notice of insurance.

        (h) Conditions to Purchase of Option Securities. In the event that the Underwriter exercise its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company, the Operating Partnership and any Subsidiary shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

                (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or an Executive Vice President of the Company, and of the chief financial or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                (ii) Opinion of Counsel for Company. The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Company and the Operating Partnership, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery to the same effect as the opinion required by Section 5(b) hereof.

                (iii) Opinion of Counsel for Underwriter. The favorable opinion of Alston & Bird LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                (iv) Bring-down Comfort Letter. Letter from KPMG LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(f) hereof, except that the "specified date" in each letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

        (i) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

        (j)     Termination of Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery that is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.

        SECTION 6.      Indemnification.

        (a) Indemnification of Underwriter. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter if it failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the Underwriter in accordance with Section 3(d)) to the person asserting any losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided any such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

        provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (b) Indemnification of Company, Trustees and Officers. The Underwriter agrees to indemnify and hold harmless the Company and the Operating Partnership, each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any officer, director, trustee, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company and the Operating Partnership acknowledge that the sentences related to stabilization, syndicate covering transactions and penalty bids set forth under the heading "Underwriting" in the Prospectus constitute the only information furnished in writing by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent
(i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

        SECTION 7.      Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company and the Operating Partnership on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Operating Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each director, officer, employee or affiliate of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs. For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriter.

        SECTION 9.      Termination of Agreement.

        (a) Termination; General. The Underwriter may, without liability, terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Underwriter, impracticable to market the Securities or inadvisable to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, Inc., or if trading generally on the American Stock Exchange or the New York Stock Exchange, Inc. or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 12 shall survive such termination and remain in full force and effect.

        SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and confirmed to the receiving party. Notices to the Underwriter shall be directed to the Underwriter at 880 Carillon Parkway, St. Petersburg, Florida 33716, attention of Vivek Seth; notices to the Company and the Operating Partnership shall be directed to it at 4800 Montgomery Lane, Suite M25, Bethesda, MD 20814, attention of Hans S. Weger, Executive Vice President.

        SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Operating Partnership and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Operating Partnership in accordance with its terms.

                                    Very truly yours,

                                    LASALLE HOTEL PROPERTIES


                                    By:   /s/ Hans S. Weger
                                        ------------------------------
                                     Name:  Hans S. Weger
                                     Title: Chief Financial Officer


                                    LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

                                    By:  LaSalle Hotel Properties, its general
                                          partner


                                    By:   /s/ Hans S. Weger
                                        ------------------------------
                                     Name:  Hans S. Weger
                                     Title: Chief Financial Officer


CONFIRMED AND ACCEPTED,
as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.


By:   /s/ Brad Butcher
    -----------------------------
       Authorized Signatory

                                                                       EXHIBIT A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

        (i) The Company is a real estate investment trust duly formed and validly existing and in good standing under the laws of the State of Maryland with full trust power and authority to own and lease its properties and to conduct its business as described in the Prospectus.

        (ii) The issued and outstanding capital shares of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such capital shares was issued in violation of preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under the laws of the State of Maryland, the Declaration of Trust or the Bylaws or any contract to which the Company is a party of which such counsel has knowledge.

        (iii) All of the outstanding Units and Series A Units, have been duly authorized by the Operating Partnership and, assuming that the holders of Units and Series A Units, as limited partners of the Operating Partnership, do not participate in the control of the business of the Operating Partnership, the Units and the Series A Units represent valid and, subject to the qualifications set forth herein, fully paid and nonassessable limited partner interests in the Operating Partnership as to which the limited partners holding Units and/or Series A Units, in their capacity as limited partners of the Operating Partnership, have no liability in excess of their obligations to make contributions to the Operating Partnership, their obligations to make other payments provided for in the Operating Partnership Agreement and their share of distributed assets and profits of the Operating Partnership to the extent that a limited partner of the Operating Partnership may be required to repay any funds wrongfully distributed to it. To such counsel's knowledge, except as described in the Prospectus, no Units or Series A Units are reserved for issuance for any purpose, there are no outstanding securities convertible into or exchangeable for any Units, Series A Units or any other securities of the Operating Partnership and there are no preemptive or other similar rights to purchase or subscribe for Units, Series A Units, Series B Units or any other securities of the Operating Partnership arising under the Delaware Revised Uniform Limited Partnership Act ("DRULPA") or under the Operating Partnership Agreement or any contracts to which the Operating Partnership is a party of which such counsel has knowledge. The Series B Units have been duly authorized by the Operating Partnership and, assuming that the Company, as a limited partner of the Operating Partnership, does not participate in the control of the business of the Operating Partnership, the Series B Units, when issued and delivered by the Operating Partnership against the Company's contribution of the net proceeds from the sale of the Securities, will represent valid and, subject to the qualifications set forth herein, fully paid and nonassessable limited partner interests in the Operating Partnership as to which the Company, in its capacity as a limited partner of the Operating Partnership, will have no liability in excess of its obligations to make contributions to the Operating Partnership, its obligations to make other payments provided for in the Operating Partnership Agreement and its share of distributed assets and profits of the Operating Partnership to the extent that a limited partner of the Operating Partnership may be required to repay any funds wrongfully distributed to it.

        (iv) The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to, and in accordance with the terms of, the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable; the issuance and sale of the Securities by the Company is not subject to any preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under the laws of the State of Maryland, the Declaration of Trust or Bylaws or any contract to which the Company is a party of which such counsel has knowledge.

        (v) Each of the Operating Partnership and the Subsidiaries identified on Exhibit B (the "Certain Subsidiaries") is validly existing as a limited partnership, corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization, formation or incorporation and has the requisite partnership, corporate or company power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Operating Partnership Agreement, with respect to the Operating Partnership, and the Prospectus and, based solely upon the certificates of good standing or similar certificates received from the Secretary of State or similar official of each of the respective states listed on Schedule 2 to such counsel's opinion with respect to the applicable entity, is duly qualified or registered as a foreign limited partnership, corporation or limited liability company to transact business and is in good standing in the respective states listed on Schedule 2 to such counsel's opinion. Based solely on a review of the books and records of the Subsidiaries provided to such counsel, all the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Certain Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, as applicable, and except as described in the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Operating Partnership and such Certain Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries.

        (vi) The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary action of the Company and the Operating Partnership, and the Underwriting Agreement has been duly executed and delivered by the Company and the Operating Partnership.

        (vii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. As of the date hereof, the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                                        c

        (viii) To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

        (ix) The documents incorporated by reference in the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no opinion is rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form, in all material respects, with the requirements of the 1934 Act and the 1934 Act Regulations.

        (x) To such counsel's knowledge and except as described or incorporated by reference in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company, the Operating Partnership or any Subsidiary is a party, or to which the property of the Company, the Operating Partnership or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, or any arbitrator that might reasonably be expected to result in a Material Adverse Effect or to affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company or the Operating Partnership of their respective obligations thereunder or is of a character required to be described in the Prospectus which is not adequately disclosed.

        (xi) The information in the Prospectus under "Description of Series B Preferred Shares," "Description of Common Shares," "Description of Preferred Shares," and "Federal Income Tax Considerations" to the extent that it constitutes matters of law, summaries of legal matters, the Company's Declaration of Trust (including the Articles Supplementary) and Bylaws or legal proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

        (xii) To such counsel's knowledge, there are no laws of the States of Maryland or New York, any provisions of DRULPA or any federal laws of the United States of America that are required to be described in the Prospectus that are not described as required.

        (xiii) Commencing with its taxable year ended December 31, 1998, the Company was organized and has been operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") and the present and proposed method of operation of the Company and the Operating Partnership, as described in the Prospectus and as represented by the Company and the Operating Partnership, will permit the Company to continue to so qualify.

        (xiv) All descriptions contained or incorporated in the Registration Statement of contracts and other documents which are filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Form 10-K") to which the Company, the Operating Partnership or any Subsidiary is a party are correct in all material respects. To such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments ("Agreements") required to be described or referred to therein

                                        d
or filed or incorporated by reference as exhibits thereto that were not so filed, incorporated by reference or described as required.

        (xv) No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York is required under Applicable Laws for the issuance and sale of the Securities to the Underwriter as contemplated by the Agreement or the public offering of the Securities as contemplated by the Prospectus. As used in such counsel's opinion letter, the term "Applicable Laws" means those state laws of the State of New York, Maryland Corporation Law and federal laws of the United States of America which, in such counsel's experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Agreement (provided that the term "Applicable Laws" shall not include federal or state securities or blue sky laws or any rules or regulations thereunder including, without limitation, the 1933 Act, the 1934 Act and the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, or any antifraud or similar laws).

        (xvi) The execution, delivery and performance of the Underwriting Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated in the Underwriting Agreement and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company and the Operating Partnership with their respective obligations under the Underwriting Agreement do not and will not (i) whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or the Operating Partnership pursuant to any contract listed as an exhibit to the Form 10-K to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company, the Operating Partnership or any of the Subsidiaries is subject, (ii) result in any violation of the provisions of the Governing Instruments of the Company or the Operating Partnership, or (iii) result in any violation of any Applicable Laws or any judgment, order, writ or decree, known to such counsel, of any Maryland, Delaware, New York or U.S. federal government, government instrumentality or court having jurisdiction over the Company or the Operating Partnership or any of their respective assets or properties.

        (xvii) Neither the Company nor the Operating Partnership is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

        (xviii) The form of certificate used to evidence the Series B Shares complies, in all material respects, with the requirements of Applicable Laws, the Declaration of Trust and the Bylaws and the New York Stock Exchange.

        (xix) The articles supplementary relating to the Series B Shares have been filed for record with the Maryland State Department of Assessment and Taxation.

                                        e

        In acting as counsel to the Company in connection with the transactions contemplated by the Underwriting Agreement, such counsel has participated in conferences with officers and other representatives of the Company, including its independent accountants, representatives of outside counsel for the Underwriter and its representatives, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed. Although such counsel is not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included in the Registration Statement and the Prospectus and has made no independent check or verification thereof (except as set forth in the first sentence of paragraph
(ii) and in paragraph (xi), nothing has come to such counsel's attention which has caused counsel to believe that the Registration Statement or any of the materials incorporated by reference therein (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no belief is expressed), at the time it became effective or as of the date of the Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which no belief is expressed), as of the date of the Agreement or as of the Closing Date, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                        f

                                                                       EXHIBIT B

        1. LaSalle Hotel Operating Partnership, L.P.

        2. LHO Hollywood Financing, Inc.

        3. LHO Hollywood LM, L.P.

        4. LHO New Orleans Financing, Inc.

        5. LHO New Orleans LM, L.P.

        6. LHO Washington Six, L.L.C.

        7. LHO Financing, Inc.

        8. LHO Financing Partnership I, L.P.

                                        g